                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 14, 2007, accompanying the consolidated financial statements and schedules of WHX Corporation and Subsidiaries for the year ended December 31, 2006 contained in this Amendment No. 1 to the
Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Amendment No. 1 to the Registration Statement and
Prospectus, and to the use of our name as it appears under the caption
"Experts."

/s/ Grant Thornton LLP

New York, New York
November 29, 2007